UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Context Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 6, 2023
To our stockholders:
We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Context Therapeutics Inc. to be held on Wednesday, May 31, 2023 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2023 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you).
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are sending to our stockholders a notice instead of paper copies of this proxy statement and our 2022 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2022 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card or voting instruction form by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you receive.
Thank you for your ongoing support of and continued interest in Context Therapeutics Inc. We look forward to your participation at the Annual Meeting.

Sincerely,
/s/ MARTIN LEHR
Martin Lehr
Chief Executive Officer

CONTEXT THERAPEUTICS INC.
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2023
To the Stockholders of Context Therapeutics Inc.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Context Therapeutics Inc., a Delaware corporation (the "Company") will be held on Wednesday, May 31, 2023 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2023 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). There is no physical location for the Annual Meeting. The purpose of the Annual Meeting will be the following:
1.To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.
2.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a reverse stock split ratio ranging from any whole number between 1-for-2 and 1-for-50, subject to and as determined by the Board of Directors.
3.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 3, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (267) 225-7416 during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.virtualshareholdermeeting.com/CNTX2023.

By Order of the Board of Directors,

/s/ ALEX LEVIT
Alex Levit
Corporate Secretary
Philadelphia, Pennsylvania
April 6, 2023

You are cordially invited to attend the Annual Meeting via our virtual meeting platform. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet prior to the Annual Meeting, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online while attending the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 31, 2023

The notice of annual meeting of stockholders, proxy statement and 2022 Annual Report are available at www.proxyvote.com.

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS	7
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	12
PROPOSAL 1—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ITS OUTSTANDING COMMON STOCK	16
EXECUTIVE OFFICERS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
EXECUTIVE COMPENSATION	28
DIRECTOR COMPENSATION	32
EQUITY COMPENSATION PLAN INFORMATION	33
DELINQUENT SECTION 16(a) REPORTS	23
TRANSACTIONS WITH RELATED PERSONS	35
HOUSEHOLDING OF PROXY MATERIALS	36
OTHER MATTERS	38
APPENDIX A	39

CONTEXT THERAPEUTICS INC.
2001 Market Street, Suite 3915, Unit#15
Philadelphia, Pennsylvania 19103
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 31, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Context Therapeutics Inc. (the "Board") is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Context Therapeutics Inc. (the "Company"), including at any adjournments or postponements thereof, to be held on Wednesday, May 31, 2023 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNTX2023 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, are being distributed and made available on or about April 6, 2023. As used in this Proxy Statement, references to "we," "us," "our," "Context" and the "Company" refer to Context Therapeutics Inc. and our consolidated subsidiaries.
Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to send the Notice on or about April 6, 2023 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2022, will be made available to stockholders on the Internet on the same date.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after April 17, 2023.

How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, May 31, 2023 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. There will be no physical meeting location. To participate, you can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CNTX2023 and entering your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you). Prior to the Annual Meeting, you should ensure that you have a strong WiFi connection. We also recommend that you log in a few minutes before the Annual Meeting on May 31, 2023 to ensure you are logged in when the meeting starts and to ensure that you can hear streaming audio prior to the start of the meeting. Online check-in will begin at 8:15 a.m. Eastern Time on May 31, 2023.
We have decided to hold a virtual meeting because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Annual Meeting is discussed below.
Can I ask questions at the Annual Meeting?
Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/CNTX2023 using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you), and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call toll free: 1-844-986-0822, or if calling internationally, please call: 1-303-562-9302.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 3, 2023 will be entitled to vote online while attending the Annual Meeting. On this record date, there were 15,966,053 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 3, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online while attending the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet prior to the meeting, over the telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 3, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online while attending the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are two matters scheduled for a vote:

•Ratification of the selection by the Audit Committee of the Board of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023 (Proposal 1).
•Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a reverse stock split ratio ranging from any whole number between 1-for-2 and 1-for-50, subject to and as determined by the Board (Proposal 2).
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons acting as proxies to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote "FOR" or "AGAINST" or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online while attending the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet prior to the Annual Meeting, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.

•To vote online during the Annual Meeting, join the virtual Annual Meeting at www.virtualshareholdermeeting.com/CNTX2023 using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you) and follow the instructions in the Annual Meeting portal.
•To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 30, 2023 to be counted.
•To vote through the Internet without attending the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Have your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials sent to you) and follow the instructions in the Annual Meeting portal. Your Internet vote must be received by 11:59 p.m., Eastern Time on May 30, 2023 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online while attending the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Annual Meeting, and Internet voting to allow you to vote your shares during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 3, 2023.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by telephone, through the Internet prior to the Annual Meeting, by completing the printed proxy card that may be delivered to you or online while attending the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a "routine" matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares in its discretion on Proposal 1 and Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the ratification of the selection of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and “FOR” approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).
•You may grant a subsequent proxy by telephone or through the Internet prior to the Annual Meeting.
•You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103.

•You may attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting via the virtual platform will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or Internet proxy is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.
When are stockholder proposals and director nominations due for next year's annual meeting?
To be considered for inclusion in next year's proxy materials, you must submit your proposal, in writing, by December 8, 2023, to our Corporate Secretary c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2024 Annual Meeting of Stockholders, to be timely, you must notify our Corporate Secretary between 8:00 a.m., local time, on the 120th day prior to the first anniversary of the 2023 Annual Meeting of Stockholders and not later than 5:00 p.m. on the 90th day prior to the first anniversary of the 2023 Annual Meeting of Stockholders. If the date of the 2024 Annual Meeting of Stockholders occurs more than 25 days before or after the first anniversary of the 2023 Annual Meeting of Stockholders, then to be timely, such notice must be received by our Corporate Secretary no earlier than 8:00 a.m., local time, on the 120th day prior to the 2024 Annual Meeting of Stockholders and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of the Stockholders was first made by the Company. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 1, 2024.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes "FOR" and "AGAINST," abstentions and, if applicable, broker non-votes. Abstentions will not be counted towards the vote total for Proposal 1, and will have no effect on the voting of this proposal. Abstentions will have the same effect as votes cast “AGAINST” Proposal 2.
What are "broker non-votes"?
As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve the proposal and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Ratification of the selection of CohnReznick LLP as our Independent Registered Public Accounting Firm	To approve Proposal 1, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote "FOR" the proposal.	None	Not applicable(1)
2	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock	To approve Proposal 2, stockholders holding a majority of the outstanding shares of common stock entitled to vote must vote “FOR” the proposal.	Same effect as votes cast “AGAINST”	Not applicable(1)
(1)This proposal is considered to be a "routine" matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by remote communication or represented by proxy. On the record date, there were shares outstanding and entitled to vote.
For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented by remote communication at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.
Will a list of stockholders entitled to vote at the Annual Meeting be available?
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (267) 225-7416 during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.virtualshareholdermeeting.com/CNTX2023.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The following table provides membership information during 2022 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Martin Lehr
Richard Berman	X		X	(1)
Jennifer Evans Stacey, Esq.	X		X		X	(1)
Philip Kantoff, MD					X
Linda West	X	(1)	X		X
____________________________
(1)Chairperson.
Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq Stock Market (“Nasdaq”) rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management and our independent registered public accounting firm, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its filings with the SEC.
The Audit Committee is composed of three directors: Ms. West; Mr. Berman; and Ms. Stacey. The Audit Committee met six times during fiscal year 2022. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that Ms. West qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. West's level of knowledge and experience based on a number of factors, including her formal education and experience holding multiple finance leadership roles.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board

("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Linda West, Chairperson
Richard Berman
Jennifer Evans Stacey, Esq.
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Mr. Berman, Ms. Stacey, and Ms. West. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met three times during fiscal year 2022. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Compensation Committee acts on behalf of the Board to:
•review our executive compensation programs to assess whether the programs are designed to enable it to recruit, retain and motivate talented and diverse executives, and are appropriately competitive, support organization objectives and stockholder interests, and create a pay for performance linkage, while also structuring compensation programs to, where determined appropriate, preserve tax deductibility;
•oversee all our material employee benefit plans and programs, including the authority to adopt, amend and terminate such plans and programs, including approving changes in the number of shares reserved for issuance thereunder, subject to any necessary or advisable approval by our Board or stockholders;
•review and discuss annually our compensation policies and practices with management to promote the success of our business and to determine whether the policies and practices encourage excessive risk-taking, review the relationship between risk management policies and compensation and evaluate compensation policies and practices that could mitigate any such risk;
•review, approve and administer annual and long-term incentive compensation plans for executive officers and other senior executives, including by (i) establishing performance objectives and certifying performance achievement, (ii) evaluating the competitiveness of such plans, (iii) reviewing and approving all equity incentive plans and grant awards under such plans, and (iv) adopting, amending and terminating any such plans;
•administer our equity incentive plans;
•review and approve amendments to or termination of, any compensatory contracts or similar transactions or arrangements with such other employees as the Compensation Committee determines, including employment agreements, severance arrangements, transition or consulting agreements, retirement agreements and change-in-control agreements or provisions;
•consider for adoption and oversee any stock ownership guidelines, share retention policies or clawback policies applicable to our executive officers; and
•undertake any other tasks enumerated in the charter of the Compensation Committee.
Compensation Committee Processes and Procedures
The Compensation Committee meets as often as it deems necessary, but at least once per year. From time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. However, neither the Chief Executive Officer, nor any other executive officer, may be present during portions of any meetings during which his or her respective performance or compensation are being deliberated or determined. In addition, under its charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.
During each of the past two fiscal years, after taking into consideration the factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Cannae HR Solutions (the "Consultant"), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant's independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment to help determine appropriate cash and equity compensation for our executive officers and other senior management against compensation for similarly situated executives at the companies the Consultant identified, in coordination with our Compensation Committee, to be comparable to the Company, and in determining appropriate employment agreement terms for our executive officers. Our management did not have the ability to direct the Consultant's work.
The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the last quarter of each year and the first quarter of the following year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends, for approval by the independent members of the Board, any adjustments to the Chief Executive Officer’s compensation as well as equity awards to be granted. For all executives officers and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive officer and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive officer and director compensation paid at other companies identified by such consultant to be comparable to us.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for, among other things, developing, and recommending to the Board for its approval, criteria and qualifications for service as a director of the Company, identifying, evaluating and recommending to the Board candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing the structure and composition of each committee of the Board and continually reviewing important issues and developments in corporate governance.
The Nominating and Corporate Governance Committee is composed of three directors: Ms. Stacey, Dr. Kantoff, and Ms. West. Each member of the Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met three times during fiscal year 2022. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://ir.contexttherapeutics.com.
The Nominating and Corporate Governance Committee has not established specific minimum qualifications for Board members but believes that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the

Board, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experiences represented on the Board. Unless the Board determines that the carrying out of a director’s responsibilities to the Company will not be adversely affected by the director’s other directorships: an executive officer-director will not serve on the board of more than two public companies; and directors who are not executive officers will not serve on more than four public company boards in addition to the Board of the Company. In September 2022, the Nominating and Corporate Governance Committee considered Mr. Berman’s other public company directorships and determined that the carrying out of his responsibilities to the Company will not be adversely affected by such directorships.
The Nominating and Corporate Governance Committee and the Board evaluate each director in the context of the membership of the Board as a group, with the objective of maintaining a Board that can best perpetuate the success of the business and represent stockholder interests. In determining whether to recommend an incumbent director for re-election, the Nominating and Corporate Governance Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics set forth above and in the Nominating and Corporate Governance Committee’s charter. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may also engage, if it deems appropriate, a professional search firm.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations and nominations comply with our charter and bylaws, all applicable Company policies and all applicable laws, rules and regulations, and in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary of the Company at Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103 in accordance with the procedures set forth in the Company’s bylaws. Such recommendations must also include: the full name of the proposed nominee; the proposed nominee’s home and business contact information; detailed biographical information; relevant qualifications; a signed letter from the candidate confirming the candidate’s willingness to serve; information regarding any relationships between the candidate and the Company; evidence of the recommending stockholder’s ownership of Company stock; and a statement from the recommending stockholder in support of the candidate.
Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by our Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All potential violations reported in accordance with our Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be immediately sent to our Chairperson of the Audit Committee and to our Chief Legal Officer, who will promptly notify the Audit Committee of all complaints that pertain to an accounting or audit matter and will determine the planned course of action. Communications regarding matters other than accounting or audit will be investigated by our Chief Legal Officer or another appropriate person designated by our Chief Legal Officer.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available on our website at https://ir.contexttherapeutics.com on the "Governance" page.
Code of Business Conduct
We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct"), applicable to all of our employees, executives, directors and independent contractors. The Code of Conduct is available on our website at https://ir.contexttherapeutics.com on the "Governance" page. Our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Conduct or we grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors presently has one class containing five members. Pursuant to our Amended and Restated Certificate of Incorporation, the current slate of directors shall continue in office until their term expires at the third annual meeting of stockholders following the date of the Amended and Restated Certificate of Incorporation. Therefore, each member of the board shall serve until their term expires at our 2024 annual meeting of stockholders.
Set forth below is biographical information as of March 1, 2023, for each person whose term of office as a director will continue after the Annual Meeting, including the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on our Board. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Context	Director Since
Martin Lehr	39	Director, President and Chief Executive Officer	2015
Richard Berman	80	Chairman of the Board	March 2021
Jennifer Evans Stacey, Esq.	58	Director	March 2021
Philip Kantoff, MD	68	Director	December 2018
Linda West	63	Director	March 2021

Martin Lehr – Chief Executive Officer and Director
Mr. Lehr is the Co-founder and Chief Executive Officer of Context Therapeutics and member of our board of directors since its founding in 2015. In addition, Mr. Lehr serves on the boards of Praesidia Biotherapeutics and CureDuchenne Ventures. Previously, Mr. Lehr was part of the founding team at Osage University Partners, a venture capital fund focused on academic spinouts from leading research institutions. Prior to Osage University Partners, Mr. Lehr conducted research at the Sloan Kettering Institute in DNA repair and at the Children’s Hospital of Philadelphia in thrombosis and hemostasis. Mr. Lehr is a director of BioBreak, a biotech executive peer networking group with over 2,500 active members across the United States, and an advisory board member of Life Science Cares and Life Science Leader magazine. Mr. Lehr holds an M.A. in Biotechnology from Columbia University and a B.A. in Economics from the University of Pennsylvania. The Company has determined that Mr. Lehr’s business experience and management background make him a qualified member of our management group and board of directors.

Richard Berman – Chairman of the Board, Director
Mr. Berman has served as a member of our board of directors since March 2021 and as Chairman of the board of directors since March 2021. Mr. Berman’s business career spans over 35 years of venture capital, senior management and merger & acquisitions experience. In the past five years, Mr. Berman has served as a director and/or officer of over a dozen public and private companies. Currently, he is a director of the following other public companies: Cryoport, Inc., COMSovereign Holding Corp., BioVie Inc., Frontier Investment Corp, and Genius Group Ltd. Over the last decade he has served on the boards of five companies that have reached over $1 billion in market capitalization - Cryoport, Advaxis, Inc. (now Alaya Corporation), EXIDE, Internet Commerce Corporation and Ontrak, Inc. (formerly Catasys). Mr. Berman also previously served as a director of the following public companies: Advaxis, Inc., BriaCell Therapeutics Corp. and Ontrak, Inc. Previously, Mr. Berman worked at Goldman Sachs and was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments. In the 1980s, he created one of the largest battery companies in the world by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE). He also helped create SoHo, the lower Manhattan neighborhood in NYC, by developing five buildings, and he has advised on over $4 billion in M&A transactions, completing over 300 deals. Mr. Berman is a past director of the Stern School of Business of New York University where he obtained his B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and the Hague Academy of International Law, respectively. The Company has determined that Mr. Berman’s background and success in the life sciences industry, as well as in investment and finance in general, make him a qualified member of our board of directors.

Jennifer Evans Stacey, Esq. – Director
Ms. Stacey has served as a member of our board of directors since March 2021. Ms. Stacey is currently Chief Legal and Compliance Officer of Galera Therapeutics Inc., a publicly traded clinical-stage biopharmaceutical company. Ms. Stacey has 25 years of global senior executive experience managing public, private and non-profit companies, ranging in size from 60 to 5,500 employees and primarily within the life sciences industry. Prior to Galera, Ms. Stacey served as Vice President, General Counsel, Secretary and Government Relations at The Wistar Institute, and before that as Senior Vice President, General Counsel, Human Resources and Secretary at Antares Pharma, Inc. Previously, Ms. Stacey served as Executive

Vice President, General Counsel, Human Resources, and Secretary at Auxilium Pharmaceuticals, Inc., and as Senior Vice President, Corporate Communications, General Counsel and Secretary at Aventis Behring, LLC. She began her career in life sciences at Rhone-Poulenc Rorer, including two years in their Paris office and prior to that began her legal career at King & Spalding in Washington, DC. Ms. Stacey graduated magna cum laude with an A.B. from Princeton University and earned her J.D. from the University of Pennsylvania Law School. The Company has determined that Ms. Stacey’s business and legal background make her a qualified member of our board of directors.

Philip Kantoff, MD. – Director
Dr. Kantoff has served as a member of our board of directors since December 2018. Dr. Kantoff is the Co-Founder and Chief Executive Officer of Convergent Therapeutics, a clinical stage pharmaceutical company focused on developing next generation radiopharmaceutical therapies for prostate and other cancers. Dr. Kantoff is also currently a director of ESSA Pharma Inc. Previously, Dr. Kantoff served as the Chairman of the Department of Medicine at Memorial Sloan Kettering Cancer Center in New York, which is the leading development and testing center for novel cancer therapies. He also served as Director of The Lank Center for Genitourinary Oncology, Chief of the Division of Solid Tumor Oncology, Vice Chair of the Department of Medical Oncology, and Chair of the Executive Committee on Clinical Research at the Dana-Farber Cancer Institute. He is the Jerome and Nancy Kohlberg Professor Emeritus at Harvard Medical School. He is a member of numerous professional societies and editorial boards. Dr. Kantoff has published more than 500 research articles on a variety of topics and has been cited over 76,000 times, written nearly 100 reviews and monographs on cancer and has edited numerous books, including Prostate Cancer: A Family Consultation, A Multi-Disciplinary Guide published by Blackwell, and Prostate Cancer: Principles and Practice, a definitive text on prostate cancer. The Company has determined that Dr. Kantoff’s medical and business background make him a qualified member of our board of directors.

Linda West – Director
Ms. West has served as a member of our board of directors since March 2021. Ms. West served in multiple leadership roles of increasing responsibility for E. I. du Pont de Nemours and Company from 1981 until her retirement in November 2019. Ms. West most recently served as Vice President, Corporate Planning and Analyses, where she led the execution of transformational transactions from October 2009 until her retirement including major divestitures, spin-offs, acquisitions, and the merger with The Dow Company followed by simultaneous spin-offs into three independent companies. Throughout her career with DuPont, Ms. West had P&L accountabilities varying from late to early stage businesses including DuPont Imaging Technologies, DuPont Personal Protection, DuPont Microcircuit Materials, and DuPont Industrial Imaging. In addition, Ms. West was the Chief Financial Officer of multiple DuPont businesses and was the Vice President, General Auditor and Chief Ethics and Compliance Officer for five years during the initial implementation of the Sarbanes-Oxley Act of 2002. Ms. West serves on the board of directors of Galera Therapeutics, Inc. Ms. West holds a B.S. in Accounting with a minor in Business Administration from the University of Delaware. The Company has determined that Ms. West’s business and finance background make her a qualified member of our board of directors.

Independence of the Board of Directors
As required under Nasdaq listing rules, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the company's board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director's background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Mr. Lehr, are "independent directors" as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.
Board Leadership Structure
The Board has an independent Chair, Richard Berman, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board of Directors met seven times during 2022. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Each member of the Board is expected to attend the annual meeting of stockholders of the Company.
Diversity

It is our goal to have a workforce that reasonably reflects the diversity of qualified talent that is available in relevant labor markets. We seek to recruit, develop and retain the most talented people from a diverse candidate pool.
As described in our Code of Business Conduct and Ethics, we base employment decisions, including selection, development and compensation decisions, on an individual’s qualifications, skills and performance.
We do not base these decisions on personal characteristics or status, such as race, color, sex, pregnancy, national origin, citizenship, religion, age, disability, veteran status, sexual orientation, gender identity, marital status, and/or genetic information. We are fully committed to equal employment opportunity and compliance with the letter and spirit of the full range of fair employment practices and non-discrimination laws in the countries in which we do business.
The below chart illustrates the diversity of the Board of Directors and executive officers as of March 1, 2023:

Board Diversity Matrix
Total Number of Directors	5
	Female	Male
Part I: Gender Identity
Directors	2	3
Part II: Demographic Background
White	2	3

PROPOSAL 1
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick LLP has audited the Company’s financial statements since January 2021.
Representatives of CohnReznick LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of CohnReznick LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of the votes cast affirmatively or negatively on this matter will be required to ratify the selection of CohnReznick LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021 by CohnReznick LLP:

	Year Ended December 31,
	2022	2021
Audit fees(1)	$251,750	$378,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$251,750	$378,000
(1)Fees represent professional services related to our annual audit, quarterly review, SEC offerings and accounting consultations, and, for the fiscal year ended December 31, 2021, include fees for professional services performed in connection with our initial public offering.

The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants. These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the chair of the Audit Committee. The chair must report any pre-approval decisions to the Audit Committee at its next meeting.

All of the services provided by CohnReznick LLP for the years ended December 31, 2022 and 2021 described above were pre-approved in accordance with the Audit Committee pre-approval policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PROPOSAL 2

APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

We are asking stockholders to approve a proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a reverse stock split ratio ranging from any whole number between 1-for-2 and 1-for-50 (the “Reverse Stock Split”), subject to and as determined by the Board. Our Board has unanimously approved and declared advisable the amendment relating to the Reverse Stock Split and recommends that our stockholders approve the amendment. The language of the new Article IV, Section 6 of our Amended and Restated Certificate of Incorporation that would be contained in an amendment to effect the Reverse Stock Split is attached to this proxy statement as Appendix A.

The primary reason we are seeking stockholder approval of the Reverse Stock Split is to attempt to increase the per share market price of our common stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that if the Reverse Stock Split proposal is not approved by our stockholders, it is possible that our common stock will be delisted from The Nasdaq Capital Market.

If our stockholders approve this proposal, then we will cause an amendment to the Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split if and only if our Board subsequently determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. As filed, the amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the range approved by our stockholders. Following the stockholders’ approval of this Proposal 2, no further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split and the Board may effect and implement the Reverse Stock Split at any time prior to January 24, 2024.

Our Board also may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file the related amendment. Although we presently intend to effect the Reverse Stock Split to regain compliance with The Nasdaq Capital Market’s minimum bid price requirement, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Amended and Restated Certificate of Incorporation, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Amended and Restated Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, rule changes and/or guidance by Nasdaq, business developments, and our actual and projected stock price performance. If the closing bid price of our common stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of the Restated Certificate of Incorporation.

As of April 3, 2023, there were 15,966,053 shares of our common stock issued and outstanding. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split, we will have, depending on the Reverse Stock Split ratio selected by our Board, issued and outstanding shares of stock as illustrated by the table under the caption “Effects of the Reverse Stock Split – Effect on Shares of Common Stock.”

The Reverse Stock Split will not change the number of authorized shares of our common stock or the relative voting power of such holders of our outstanding common stock. The relative number of authorized but unissued shares of our common stock will materially increase and will be available for issuance by the Company. The Reverse Stock Split, if effected, would affect all holders of our common stock uniformly.

No fractional shares of our common stock would be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split would receive cash payments in lieu of such fractional shares. Each holder of our common stock would hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock would continue to be $0.001 per share (see “Effects of the Reverse Stock Split – Reduction in Stated Capital”).

Reasons for the Reverse Stock Split

Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our common stock to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our common stock maintain a minimum closing bid price of $1.00 per share.

On January 24, 2023, we received written notice (the “Notification Letter”) from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) because our common stock failed to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days.

The Notification Letter provides an initial 180 calendar day period, or until July 24, 2023, in which to regain compliance, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before that date the bid price of our common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will notify us that we have achieved compliance with the Rule. If we do not regain compliance by July 24, 2023, we may be eligible for an additional 180-day grace period.

As of April 3, 2023 and during each of the preceding nine trading days, the closing bid price for our common stock on The Nasdaq Capital Market was below $1.00 per share. We strongly encourage you to vote in favor of this Proposal 2 to increase the likelihood that compliance may be achieved prior to action being taken to delist us from The Nasdaq Capital Market in the event that the closing bid price for our common stock does not become compliant with the Rule prior to July 24, 2023.

We are seeking stockholder approval for the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our common stock at or above $1.00 per share in order to attempt to avoid delisting by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the Reverse Stock Split would increase the bid price per share of our common stock above the $1.00 per share minimum price for the required number of days, thereby satisfying this listing requirement. However, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on The Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We believe that the decrease in the number of shares of our outstanding common stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effectuated.

There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

We believe the Reverse Stock Split is the most likely way to support the price of our common stock in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period. In addition, the Reverse Stock Split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on The Nasdaq Capital Market.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Criteria the Board May Use to Determine Whether to Implement the Reverse Stock Split

When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, the Board may consider various factors, including:
•the historical trading price and trading volume of our common stock;
•the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•the listing requirements, other rules and guidance from The Nasdaq Capital Market;
•the number of shares of our common stock outstanding;
•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•prevailing general market, legal and economic conditions.
Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure that an implemented Reverse Stock Split will increase our stock price and for the required time period. We expect that, if implemented, the Reverse Stock Split will increase the market price of our common stock; however the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied. Some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split. Furthermore, the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks.

In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance or general market trends. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage declines as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

If implemented, the proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

The Reverse Stock Split will not result in a decrease in our authorized shares. Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, resulting in an effective increase in the relative number of authorized shares available for issuance in the discretion of the Board. The Board from time to time may deem it to be in the best interests of the Company and its stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares of common stock subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Effective Time

The effective time of the Reverse Stock Split (the “Effective Time”), if approved by stockholders and implemented by the Board, will be the date and time set forth in the Certificate of Amendment to the Amended and Restated Certificate of Incorporation that is filed with the Delaware Secretary of State, which we expect would be shortly after such filing is made with the Delaware Secretary of State.

If, at any time prior to the filing of such amendment with the Delaware Secretary of State, the Board, in its discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of such amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned, without any further action by our stockholders.

Fractional Shares

Stockholders would not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of our common stock as a result of the Reverse Stock Split shall be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of our common stock on the effective date for the Reverse Stock Split as reported on The Nasdaq Capital Market, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

Stockholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our common stock after the Reverse Stock Split, you may do so by either:
•purchasing a sufficient number of shares of our common stock; or
•if you have shares of our common stock in more than one account, consolidating your accounts;
in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Effects of the Reverse Stock Split

General

After the Effective Time of the Reverse Stock Split, should the Board elect to implement it, each stockholder will own a reduced number of shares of common stock. The Reverse Stock Split would affect all of our stockholders uniformly, however, and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described above. Voting rights and other rights and preferences of the holders of our common stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of the Reverse Stock Split would be that:
•each 2 to 50 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), would be combined into one new share of our common stock;
•no fractional shares of common stock would be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split would receive cash in lieu of the fractional share as explained above;
•by reducing the number of shares of common stock outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will effectively increase the relative number of authorized but unissued shares, which the Board may use in connection with future financings or other issuances;
•based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding equity awards and common stock warrants with respect to the number of shares of common stock subject to such award or warrant and the exercise price thereof, in each case to the extent applicable, subject to the terms of such awards and warrants;
•the number of shares of common stock authorized under our 2021 Long-Term Incentive Plan (the “Plan”) will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board; and
•the number of stockholders owning “odd lots” of less than 100 shares of our common stock may potentially increase; odd lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares.

We believe that any potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Effect on Shares of Common Stock

For the purposes of providing examples of the effect of the Reverse Stock Split on our common stock, the following table contains approximate information, based on share information as of March 5, 2023, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our common stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	100,000,000	15,966,053	8,386,681	75,647,266
Post-Reverse Stock Split 1:2	100,000,000	7,983,027	4,193,341	87,823,632
Post-Reverse Stock Split 1:5	100,000,000	3,193,211	1,677,336	95,129,453

Post-Reverse Stock Split 1:10	100,000,000	1,596,605	838,668	97,564,727
Post-Reverse Stock Split 1:15	100,000,000	1,064,404	559,112	98,376,484
Post-Reverse Stock Split 1:20	100,000,000	798,303	419,334	98,782,363
Post-Reverse Stock Split 1:25	100,000,000	638,642	335,467	99,025,891
Post-Reverse Stock Split 1:30	100,000,000	532,202	279,556	99,188,242
Post-Reverse Stock Split 1:35	100,000,000	456,173	239,619	99,304,208
Post-Reverse Stock Split 1:40	100,000,000	399,151	209,667	99,391,182
Post-Reverse Stock Split 1:45	100,000,000	354,801	186,371	99,458,828
Post-Reverse Stock Split 1:50	100,000,000	319,321	167,734	99,512,945

After the Effective Time of the Reverse Stock Split that our Board elects to implement, our common stock would have a new CUSIP number.

Effect on our Authorized Preferred Stock

The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of our preferred stock.

Effect on Outstanding Equity Awards, Warrants, and Equity Plans

If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all then-outstanding equity awards and common stock warrants with respect to the number of shares of common stock subject to such award or warrant and the exercise price thereof. In addition, the number of shares of common stock available for issuance under the Plan will be proportionately adjusted for the Reverse Stock Split ratio selected by the Board, such that fewer shares will be subject to the Plan.

Reduction in Stated Capital

Pursuant to the Reverse Stock Split, the par value of our common stock would remain $0.001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our common stock would be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment (see “Fractional Shares”).

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our common stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our common stock or (2) post-Reverse Stock Split shares of our common stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record indicating the number of shares of our common stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “Fractional Shares.”

Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interests of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split

The Board reserves the right, notwithstanding stockholder approval of this Proposal 2 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board deems appropriate, including our then current stock price, the existing and expected marketability and liquidity of our common stock, prevailing market conditions, rule changes and/or guidance by Nasdaq, and the likely effect on the market price of our common stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before January 24, 2024, the Board will be deemed to have abandoned the Reverse Stock Split.

Required Vote; Effect of Proposal

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on this item at the Annual Meeting is required for approval of this Proposal 2. Proxies solicited by our Board will be voted for approval of this Proposal 2 unless otherwise specified.

No Dissenters’ Rights

Under Delaware law, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Material U.S. Federal Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the

Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar, and persons who acquired shares of our common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our common stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our common stock, and any members of such an entity, are encouraged to consult their tax advisors.

BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL INCOME, ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:
•a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our common stock;
•the aggregate tax basis of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);
•the holding period of the shares of our common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;

•a U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash to a third party and accordingly should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of common stock surrendered that is allocated to such fractional share; and
•such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the Effective Time of the Reverse Stock Split and long term if held for more than one year.
U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers as of the date of this proxy statement.

Name	Age	Title
Martin Lehr	39	Director, President and Chief Executive Officer
Alex Levit	44	Chief Legal Officer and Corporate Secretary
Jennifer Minai-Azary	45	Chief Financial Officer and Treasurer
Tarek Sahmoud, MD, PhD	62	Chief Medical Officer
Martin Lehr Biographical information for Mr. Lehr is included above with the director biographies under the caption "Information Regarding the Board of Directors and Corporate Governance."

Alex Levit Mr. Levit joined Context in April 2021 as Chief Legal Officer and serves as Corporate Secretary. Prior to joining the Company, Mr. Levit served as Vice President, Deputy General Counsel and Assistant Corporate Secretary and Associate General Counsel and Assistant Secretary of OptiNose, a publicly-traded specialty pharmaceutical company. Prior to OptiNose, Mr. Levit served as Associate General Counsel of Teva Pharmaceuticals, a global pharmaceuticals company, from 2010 until 2017. During his tenures at OptiNose and Teva, Mr. Levit negotiated various in-bound and out-bound licenses, collaborations, mergers and acquisitions, and supply agreements. While at OptiNose, Mr. Levit also handled various public and private financing transactions. Before joining Teva, Mr. Levit was a corporate and life sciences attorney at the law firm of Reed Smith LLP. Mr. Levit also serves as a member of the board of directors of Strados Labs, a medical device company. Mr. Levit holds a JD from Temple University Beasley School of Law and a Bachelor of Arts in Labor & Industrial Relations from Pennsylvania State University, where he is a graduate of the Schreyer Honors College.

Jennifer Minai-Azary Ms. Minai-Azary joined Context in November 2021 as Chief Financial Officer. She brings more than 20 years of finance and accounting experience and has spent the past several years leading finance teams within the life sciences industry. Ms. Minai-Azary also serves on the board of directors of KAHR Medical Ltd. Prior to joining the Company, Ms. Minai-Azary served as Chief Financial Officer of Millendo Therapeutics, a publicly-traded biopharmaceutical company. She also served as Vice President, Finance, as well as in other finance roles, at Millendo where she was responsible for the financial reporting, accounting, treasury, tax, and risk management functions. While at Millendo, she played a key role in several financing transactions and company mergers. Before that, she served as Director, Technical Accounting at PAREXEL International. Ms. Minai-Azary began her career at Ernst & Young and held positions of increasing responsibility where she managed financial statement audits for publicly-traded and privately-held clients within a variety of industries. Ms. Minai-Azary holds a Master of Accounting and a B.B.A. from the University of Michigan and is a certified public accountant.
Tarek Sahmoud, MD, PhD. Dr. Sahmoud is currently President of OncoStrategy LLC, a boutique clinical development consultancy, and is acting as consulting Chief Medical Officer to the Company. Dr. Sahmoud has more than 25 years of experience in oncology drug development and medical affairs, most recently as Chief Medical Officer of H3 Biomedicine. Dr. Sahmoud also held senior clinical development positions at Celgene, Novartis and AstraZeneca. During his career, Dr. Sahmoud has either led or supported global drug development programs for several novel oncology drugs in multiple indications, including adjuvant breast cancer (Arimidex) and hormone receptor positive breast cancer (Kisqali and Afinitor), resulting in successful global registrations. His experience also includes the development and leading of global and U.S. medical affairs teams, multi-disciplinary teams of physicians and clinical scientists, as well as serving on the protocol review committee of a number of companies. Dr. Sahmoud received his medical degree from Cairo University Medical School, Egypt and a Ph.D. in biostatistics from University Bordeaux II, France.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 1, 2023 for:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
The percentage ownership information shown in the table below is based upon 15,966,053 shares of common stock outstanding as of March 1, 2023.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of March 1, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103.

	Beneficial Ownership
	Common Stock
	Shares	%
Executive Officers and Directors
Martin Lehr (1)	1,243,624	7.66%
Jennifer Minai-Azary (2)	99,181	*
Alex Levit (3)	130,913	*
Tarek Sahmoud, MD, PhD	10,000	*
Richard Berman (4)	20,833	*
Jennifer Evans Stacey, Esq. (5)	10,417	*
Philip Kantoff (6)	13,948	*
Linda West (7)	10,417	*
All executive officers and directors as a group (8 persons)	1,539,333	9.38%
Greater than 5% Holders
Hudson Bay Master Fund Ltd.(8)	1,000,000	5.89%
Affinity Healthcare Fund, LP(9)	883,654	5.53%
*Represents beneficial ownership of less than 1%.
(1)Consists of (i) 974,068 shares of common stock (of which 820,190 shares of common stock are held by the Martin Lehr 2000 Trust, for which Ellyn Lehr is the Trustee); and (ii) 269,556 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2023.
(2)Consists of (i) 40,000 shares of common stock; and (ii) 59,181 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2023.
(3)Consists of (i) 9,000 shares of common stock; (ii) 68,930 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2023, and (iii) 52,983 shares of common stock owned by Mr. Levit’s spouse.
(4)Consists of 20,833 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2023.
(5)Consists of 10,417 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2023.
(6)Consists of (i) 3,531 shares of common stock; and (ii) 10,417 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2023.
(7)Consists of 10,417 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of March 1, 2023.

(8)Based solely on the information reported in a Schedule 13G filed by Hudson Bay Master Fund Ltd. on February 2, 2022 with the SEC. As reported in the filing, Hudson Bay Master Fund Ltd. has sole voting power with respect to no shares of common stock, shared voting power with respect to 1,000,000 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of March 1, 2023, sole dispositive power with respect to no shares of common stock and shared dispositive power with respect to 1,000,000 shares of common stock issuable upon the exercise of warrants that are exercisable within 60 days of March 1, 2022. Sander Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, the investment manager to Hudson Bay Master Fund Ltd. The principal address for Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Pl. 2nd Floor, Greenwich, CT 06830.
(9)Based solely on the information reported in a Schedule 13G filed by Affinity Healthcare Fund, LP on May 9, 2022 with the SEC. As reported in the filing, Affinity Healthcare Fund, LP has sole voting power with respect to no shares of common stock, shared voting power with respect to 883,654 shares of common stock, sole dispositive power with respect to no shares of common stock and shared dispositive power with respect to 883,654 shares of common stock. Affinity Asset Advisors, LLC is the investment manager of Affinity Healthcare Fund, LP. The principal address for Affinity Healthcare Fund, LP. is 767 Third Avenue, 15th Floor, New York, NY 10017.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2022 and 2021 by our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Martin Lehr Chief Executive Officer	2022	476,625	35,921	332,403	203,554	9,150	1,057,653
	2021	291,208	—	1,064,083	232,500	—	1,587,791
Alex Levit Chief Legal Officer(4)	2022	358,750	21,630	141,000	122,570	9,150	653,100
	2021	257,197	—	199,512	140,000	—	596,709
Jennifer Minai-Azary Chief Financial Officer(5)	2022	374,125	22,557	147,013	127,823	9,150	680,668
	2021	60,833	15,000	222,009	24,333	—	322,175
_______________________________
(1)Represents the discretionary portion of 2022 and 2021 bonus payments to the named executive officers. See “Employment, Severance and Change in Control Agreements—2022 Bonus Opportunity” below regarding the 2022 bonus payments.
(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions ("ASC 718"). Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)See “Employment, Severance and Change in Control Agreements—2022 Bonus Opportunity” below for a description of the material terms of the programs pursuant to which this compensation to our named executive officers was awarded.
(4)Mr. Levit’s employment as Chief Legal Officer commenced on April 7, 2021.
(5)Ms. Minai-Azary’s employment as Chief Financial Officer commenced on November 1, 2021.
___________

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about equity awards granted to our named executive officers that remained outstanding as of December 31, 2022.

		Option Awards
Name and Principal Position		Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Martin Lehr Chief Executive Officer	(2)	4/30/2021	(3)	164,123	117,231	4.94	4/30/2031
	(2)	2/25/2022	(5)	—	254,300	1.79	2/25/2032
Alex Levit Chief Legal Officer	(1)	5/2/2020		833	—	5.70	5/2/2030
	(2)	4/30/2021	(3)	30,773	21,981	4.94	4/30/2031
	(2)	2/25/2022	(5)	—	107,870	1.79	2/25/2032
Jennifer Minai-Azary Chief Financial Officer	(2)	11/1/2021	(4)	20,515	32,238	5.59	11/1/2031
	(2)	2/25/2022	(5)	—	112,470	1.79	2/25/2032
_______________________________
(1)Previously granted under the Context Therapeutics LLC 2015 Stock Option Plan; now governed by the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.
(2)Granted under the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.
(3)The shares of common stock underlying this option vest and become exercisable in equal monthly installments over 36 months from the date of grant on April 30, 2021, subject to the recipient’s continued service through each vesting date.
(4)The shares of common stock underlying this option vest and become exercisable in equal monthly installments over 36 months from the date of grant on November 1, 2021, subject to the recipient’s continued service through each vesting date.
(5)The shares of common stock underlying this option vest and become exercisable 25% on February 25, 2023 (the first anniversary of the grant date), and the balance will vest in equal monthly installments over the following three years, subject to the recipient’s continued service through each vesting date.

See “Employment, Severance and Change in Control Agreements—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.
We may in the future, on an annual basis or otherwise, grant additional equity awards to our executive officers pursuant to the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan.
Employment, Severance and Change in Control Agreements
Employment Arrangements
Each of our named executive officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment agreements with each of our named executive officers.
Martin Lehr We entered into an amended and restated employment agreement with Mr. Lehr in October 2021, setting forth the terms of his employment. Under the terms of the employment agreement, Mr. Lehr was entitled to an initial annual base salary of $465,000, which was subsequently increased and is $493,319 as of February 16, 2023. The employment agreement also provides that Mr. Lehr is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 50% of his base salary. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Mr. Lehr’s performance and Company performance. In addition, Mr. Lehr’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
Alex Levit We entered into an employment agreement with Mr. Levit in October 2021, setting forth the terms of his employment. Under the terms of the employment agreement, Mr. Levit was entitled to an initial annual base salary of $350,000, which was subsequently increased and is $371,315 as of February 16, 2023. The employment agreement also provides that Mr. Levit is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 40% of his base salary. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Mr. Levit’s performance and Company performance. In addition, Mr. Levit’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
Jennifer Minai-Azary We entered into an employment agreement with Ms. Minai-Azary in November 2021, setting forth the terms of her employment. Under the terms of the employment agreement, Ms. Minai-Azary was entitled to an initial annual base salary of $365,000, which was subsequently increased and is $387,229 as of February 16, 2023. The employment agreement also provides that Ms. Minai-Azary is eligible to receive a discretionary annual performance-based cash bonus, with a target bonus amount equal to 40% of her base salary, which target bonus was prorated on a per diem basis for 2021. The actual amount of any such bonus is to be determined at the sole discretion of our Board based upon its assessment of Ms. Minai-Azary’s performance and Company performance. In addition, Ms. Minai-Azary’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
2022 Bonus Opportunity
Each of our named executive officers was eligible to receive a bonus in 2022. The bonus opportunity was designed to motivate and reward our named executive officers for the attainment of company-wide performance goals; however, the Compensation Committee, or the Board with respect to Mr. Lehr, retains discretion to allow for individual adjustments based on such factors as it deems appropriate. The 2022 target bonus amounts were set as a percentage of the named executive officer’s annual base salary for 2022 as follows: (1) Mr. Lehr’s target bonus percentage was set at 50%, and (2) Ms. Minai-Azary’s and Mr. Levit’s target bonus percentages were each set at 40% Our named executive officers for 2022 were eligible to receive more than 100% of their target bonuses in the discretion of our Compensation Committee, or our Board with respect to Mr. Lehr. In addition, to remain eligible to receive a bonus, the named executive officers were required to remain employees in good standing on the date bonuses were paid. Bonuses were measured as of December 31, 2022, and the Compensation Committee, or our Board with respect to Mr. Lehr, determined that performance goals under the 2022 bonus plan were achieved at an 85% level, but that individual achievements and the successful completion of other Company activities supported paying bonuses at the 100% level. The bonuses were paid in the first quarter of 2023. For 2022, Mr. Lehr’s actual bonus amount was $239,475, Mr. Levit’s actual bonus amount was $144,200, and Ms. Minai-Azary’s actual bonus amount was $150,380.
2023 Bonus Opportunity
In 2023, each of our named executive officers is eligible to receive a bonus. The bonus opportunity is designed to motivate and reward our named executive officers for the attainment of company-wide goals, including the achievement of clinical development, financial, business development and other corporate objectives; however, the Compensation Committee, or the Board with respect to Mr. Lehr, retains discretion to allow for individual adjustments based on such factors as it deems appropriate. Consistent with prior years, the 2023 performance bonus amounts were set as a percentage of each named executive officer’s annual base salary for 2023 as follows: (1) Mr. Lehr’s target bonus percentage remained unchanged from 2022 and is set at 50% and (2) Ms. Minai-Azary’s and Mr. Levit’s target bonus percentages remained unchanged from 2022 and are set at 40%. The named executive officers are eligible to receive more than 100% of their target bonuses in the discretion of our Compensation Committee, or our Board with respect to Mr. Lehr. . In addition, to remain eligible to receive a bonus, the named executive officers must remain employees in good standing on the date bonuses are paid.
Potential Payments upon Termination or Change of Control
Mr. Lehr. Pursuant to Mr. Lehr’s employment agreement, Mr. Lehr will be entitled to receive the following severance benefits if Mr. Lehr’s employment is terminated by the Company without “cause” or by Mr. Lehr for “good reason” (each as defined in the amended and restated employment agreement between the Company and Mr. Lehr (the “Lehr Employment Agreement”)), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Lehr Employment Agreement: (i) twelve months of base salary continuation, (ii) up to twelve months of continued participation by Mr. Lehr and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to him by the Company that are scheduled to vest within eighteen months after such termination shall immediately vest; and, provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Lehr Employment Agreement), then Mr. Lehr shall be entitled to receive: (i) an amount equal to 150% of his annual base salary at the rate in effect on his date of termination, payable ratably over an eighteen month period, (ii) an amount equal to 100% of his target bonus opportunity for the fiscal year in which the Termination Date (as defined in the Lehr Employment Agreement) occurs, payable ratably over a twelve month period, (ii) up to twelve months of continued participation by Mr. Lehr and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all of Mr. Lehr’s then-outstanding equity awards granted to him by the Company will become immediately vested.
Mr. Levit Pursuant to Mr. Levit’s employment agreement, Mr. Levit will be entitled to receive the following severance benefits if Mr. Levit’s employment is terminated by the Company without “cause” or by Mr. Levit for “good reason” (each as defined in the employment agreement between the Company and Mr. Levit (the “Levit Employment Agreement”)), subject to his execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Levit Employment Agreement: (i) nine months of base salary continuation, (ii) up to twelve months of continued participation by Mr. Levit and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to him by the Company that are scheduled to vest within twelve months after such termination shall immediately vest; and, provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Levit Employment Agreement), then Mr. Levit shall be entitled to receive: (i) an amount equal to 100% of his annual base salary at the rate in effect on his date of termination, payable ratably over a twelve month period, (ii) an amount equal to 100% of his target bonus opportunity for the fiscal year in which the Termination Date (as defined in the Levit Employment Agreement) occurs, payable ratably over a twelve month period, (iii) up to twelve months of continued participation by Mr. Levit and his eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iv) all of Mr. Levit’s then-outstanding equity awards granted to him by the Company will become immediately vested.
Ms. Minai-Azary Pursuant to Ms. Minai-Azary’s employment agreement, Ms. Minai-Azary will be entitled to receive the following severance benefits if Ms. Minai-Azary’s employment is terminated by the Company without “cause” or by Ms. Minai-Azary for “good reason” (each as defined in the employment agreement between the Company and Ms. Minai-Azary (the “Minai-Azary Employment Agreement”)), subject to her execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the Minai-Azary Employment Agreement: (i) nine months of base salary continuation, (ii) up to twelve months of continued participation by Ms. Minai-Azary and her eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iii) all unvested options and any other unvested incentive equity awards granted to her by the Company that are scheduled to vest within twelve months after such termination shall immediately vest; and, provided that if such termination of employment occurs within twelve months after a “change in control,” (as defined in the Minai-Azary Employment Agreement), then Ms. Minai-Azary shall be entitled to receive: (i) an amount equal to 100% of her annual base salary at the rate in effect on her date of termination, payable ratably over an twelve month period, (ii) an amount equal to 100% of her target bonus opportunity for the fiscal year in which the Termination Date (as defined in the Minai-Azary Employment Agreement) occurs, payable ratably over a twelve month period, (iii) up to twelve months of continued participation by Ms. Minai-Azary and her eligible dependents in the Company’s standard group medical, vision and dental plans on substantially the same terms as such benefits are provided to active employees, and (iv) all of Ms. Minai-Azary’s then-outstanding equity awards granted to her by the Company will become immediately vested.
401(k) Plan
Effective January 1, 2022, we maintain a defined contribution retirement plan (the "401(k) plan"), that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the "Code"). Contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. We contribute a safe harbor minimum contribution equivalent to 3% of employees’ eligible compensation. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2022 by our directors who were not also our employees. Martin Lehr, our President and Chief Executive Officer, is also a member of our Board, but did not receive any additional compensation for service as a director. The compensation for Mr. Lehr as an executive officer is set forth above under “Executive Compensation- Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	All Other Compensation	Total ($)
Richard Berman	70,417	78,785	—	149,202
Jennifer Evans Stacey, Esq.	57,917	39,393	—	97,310
Philip Kantoff, MD	41,417	39,393	—	80,810
Linda West	61,417	39,393	—	100,810
__________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2022 computed in accordance with FASB ASC Topic 718. The assumptions we used in valuing the option awards are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The table below shows the aggregate number of option awards and stock awards outstanding for each of our non-employee directors as of December 31, 2022.

Name	Option Awards (#)	Stock Awards (#)
Richard Berman	80,000	—
Jennifer Evans Stacey, Esq.	40,000	—
Philip Kantoff, MD	40,000	—
Linda West	40,000	—
Non-Employee Director Compensation
Our non-employee directors receive the following:
• an annual cash retainer of $55,000 for the chairman of our Board;
• an annual cash retainer of $40,000 for the other members of our Board;
• an additional cash retainer of $15,000 for the Audit Committee chair, $10,000 for the Compensation Committee chair and $7,500 for the Nominating and Corporate Governance Committee chair;
• an additional cash retainer of $7,500 for members of the Audit Committee, $5,000 for members of the Compensation Committee and $3,500 for members of the Nominating and Corporate Governance Committee;
• for members of our Board, an annual grant of options to purchase 25,000 shares (50,000 for our Board chair) pursuant to the Company’s 2021 Long-Term Performance Incentive Plan of our common stock which vests upon the earlier of (i) the first anniversary of the grant date or (ii) the date of our next annual meeting of stockholders, subject to continued service with us.

The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the Board service occurs, prorated for any partial years of service. We also reimburse all reasonable out-of-pocket travel expenses incurred by non-employee directors in attending meetings of our Board or any committee thereof.

In the first quarter of 2022, our Compensation Committee also engaged the Consultant to review our non-employee director compensation policy applying the same methodology as discussed above. Based on this review, the Consultant recommended an increase to the annual cash retainer payable to our non-employee directors and an increase in the annual director stock option grants to bring them more in-line with our peer companies. The Board enacted, effective as of June 1, 2022 and as set forth above, the Consultant's recommendation to increase the annual cash retainer from $35,000 to $40,000 annually and for each non-employee director to be granted options to purchase 25,000 shares of our common stock pursuant to our 2021 Long-Term Performance Incentive Plan, and the Chair of our Board was granted options to purchase an additional 25,000 shares of our common stock. Previously, each non-employee director was granted options to purchase 15,000 shares of our common stock, and the Chair of our Board was granted options to purchase an additional 15,000 shares of our common stock.

Director Independence
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Mr. Lehr, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has or had with our Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2022:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(#)
Plan Category
Equity compensation plans approved by security holders(1)	1,341,504	$3.27	546,535	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,341,504		546,535
________________________________
(1)Includes the Context Therapeutics 2021 Long-Term Performance Incentive Plan.
(2)Includes 546,535 shares reserved for issuance under the 2021 Long-Term Performance Incentive Plan as of December 31, 2022. The number of shares of common stock reserved for issuance under the 2021 Long-Term Performance Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2021 Long-Term Performance Incentive Plan, an additional 638,642 shares were added to the number of available shares effective January 1, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

To our knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC during the year ended December 31, 2022 and written representations that no other reports were required, all Section 16(a) filing requirements were timely met with respect to the year ended December 31, 2022, except that 52,983 shares owned by Mr. Levit’s spouse were inadvertently omitted from his holdings in the Form 3 filed on October 19, 2021 and the Form 4s filed on October 25, 2021 and February 25, 2022.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since January 1, 2021 to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation Table.”

Senior Convertible Note

In April 2020, $5.1 million of principal and $0.6 million of accrued interest related to certain Junior Convertible Notes were converted into Senior Convertible Notes. Of the Senior Convertible Notes issued in April 2020, $2.5 million of principal and $0.4 million of accrued interest were issued to an immediate family member of the Company’s Chief Executive Officer (the “Related Party”). On February 18, 2021, the outstanding principal and interest of the Senior Convertible Notes was automatically converted into 844,824 Series A Preferred Units (“Series A Units”), of which 430,467 Series A Units were issued to the Related Party, at a price per share of $7.168 pursuant to the terms of a Qualified Financing as described below. Prior to such conversion, however, the Senior Convertible Notes accrued interest at a rate of 6.0% per year and had an anticipated maturity date of December 31, 2021. Under the terms of the Senior Convertible Notes, in the event of a qualified financing, whereby the Company issued and sold its Series A Units and raised capital of at least $2.5 million of total gross proceeds in cash (a “Qualified Financing”), the outstanding principal and interest of the Senior Convertible Notes would automatically convert into Series A Units at a price equal to the issue price per share of the units issued in the Qualified Financing and on the same terms and conditions of such Qualified Financing.

Series A Preferred Units and Series Seed Preferred Units

In May 2020, the Company converted $11.7 million of principal and interest related to certain Junior Convertible Notes into 2,615,553 Series Seed Units at prices ranging from $4.28 to $4.56 per unit. In May 2020, the Related Party purchased 8,771 Series Seed Units at a price of $5.70 per unit for $50,000.
Throughout 2020 the Company sold 132,537 Series A Units to the Related Party for $7.168 per unit for proceeds of $1.0 million. The Company also issued 52,673 warrants to purchase common member units (the “Common Member Units”) at an exercise price of $7.168 to the holders of Series A Units as part of the Series A financing.
The following is a summary of certain terms of the Series A Units and Series Seed Units (collectively, “Convertible Preferred Units”):

Distribution

Holders of Series A Units received a non-cumulative distribution of 6% per year of the original capital contribution, which was payable upon the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (“Dissolution Event”), or the redemption or repurchase of any Series A Units. Series Seed Units did not receive a distribution right.

Liquidation

Upon a Dissolution Event, the holders of Series A Units would have received the greater of 1.5 times the original issuance price plus any accrued distributions or the amount that such holders of Series A Units would receive if the Series A Units were converted to Common Member Units, prior to any distribution with respect to Series Seed Units or Common Member Units.
After amounts paid out to the Series A Units upon a Dissolution Event, the Series Seed Units then outstanding would have been entitled to be paid out in accordance with the positive balance in their capital accounts with respect to their Series Seed Units, after giving effect to all contributions, distributions and allocations with respect to such Series Seed Units for all periods, before any payment shall be made to the holders of Common Member Units.

Conversion rights

Each Convertible Preferred Unit was convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration, into a number of fully paid and nonassessable common member units as determined by dividing the original issue price for the Convertible Preferred Unit by the conversion price for the Convertible Preferred Unit in effect at the time of conversion, except as otherwise defined in the Operating Agreement. Notwithstanding the foregoing, in the event of a liquidation, dissolution, or winding up of the Company or acquisition of the majority of the Company’s assets, the Series Seed Unit conversion right would have terminated at the close of business on the last full day preceding the date fixed for the first payment of any funds and assets distributable on such event to the members holding Series Seed Units. No fractional Common Member Units would have been issued upon conversion of the Convertible Preferred Unit. In lieu of any fractional units, the Company would have paid cash equal to such fraction multiplied by the fair market value of a Common Member Unit as determined in good faith by the Management Committee of the Company.

Warrants for Common Member Units

Since inception, the Company has granted warrants to the Related Party to purchase Common Member Units at various dates. At December 31, 2020 and until such warrants were converted or cancelled, as applicable, upon the Company’s initial public offering, the Company had the following warrants outstanding to acquire Common Member Units:

Issue Date	Outstanding	Exercise Price	Expiration Dates
2020	52,680	$ 7.1	December 2025
2019	13,281	$ 4.5	April 2039

For more information regarding the Senior Convertible Notes, Junior Convertible Notes, Series A Units and Series Seed Units, see Notes 6 and 7 to our consolidated financial statements included in our most recently filed Form 10-K.

Integral Transaction

In April 2021, we entered into a collaboration and licensing agreement with Integral Molecular, Inc. (“Integral”) for the development of CTIM-76, an anti-Claudin 6 x anti-CD3 (“CLDN6xCD3”) bispecific monoclonal antibody (“bsAb”). Under the terms of the agreement, we will conduct preclinical and all clinical development, as well as regulatory and commercial activities through exclusive worldwide rights to develop and commercialize the novel CLDN6xCD3 bsAb candidates. We paid an upfront license fee of $0.3 million and granted Integral 418,559 Series A Units with a fair market value of approximately $2.8 million. As a part of the agreement, Integral will be eligible to receive development and regulatory milestone payments totaling approximately $55 million, sales milestone payments totaling up to $130 million, and tiered royalties of up to 12% of net sales of certain products developed under this agreement. Prior to our initial public offering, Integral held, but currently does not hold, more than 5% of our equity.

Private Placement Transaction

In December 2021, we sold 5,000,000 shares of our common stock together with warrants to purchase 5,000,000 shares of our common stock in a private placement and received net proceeds of $28.9 million. Each share of common stock and accompanying warrant were sold together at a combined offering price of $6.25. The warrants have a term of 5.5 years and an exercise price of $6.25 per share. As a result of this transaction, each of the purchasers obtained beneficial ownership of greater than 5% of our outstanding shares of common stock.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding", potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Context Therapeutics Inc. Direct your written request to Context Therapeutics Inc., Attn: Corporate Secretary, 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ ALEX LEVIT
Alex Levit Corporate Secretary April 6, 2023
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Context Therapeutics Inc., 2001 Market Street, Suite 3915, Unit #15, Philadelphia, Pennsylvania 19103

APPENDIX A

PROPOSED AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
CONTEXT THERAPEUTICS INC.

REVERSE STOCK SPLIT
The amendment would provide that a new Article IV, Section 6 be added to the Amended and Restated Certificate of Incorporation to read in its entirety as follows:

ARTICLE IV

Upon the filing and effectiveness (the “Reverse Stock Split Effective Time”) pursuant to the General Corporation Law of the State of Delaware of the Certificate of Amendment to this Amended and Restated Certificate of Incorporation of the Company, each [number between and including 2 and 50] shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, automatically and without any further action on the part of the Company or any of the respective holders thereof, be reclassified, combined and converted into one (1) fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The reclassification of the Common Stock shall be deemed to occur at the Reverse Stock Split Effective Time. From and after the Reverse Stock Split Effective Time, certificates representing Common Stock prior to such reclassification shall represent the number of shares of Common Stock into which such Common Stock prior to such reclassification shall have been reclassified pursuant to the Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, any stockholder who would otherwise be entitled to receive a fractional share of Common Stock shall instead be entitled to receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of the Common Stock on the Reverse Stock Split Effective Date as reported on The Nasdaq Capital Market, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V01258-P87241 1. To ratify the selection by the Audit Committee of the Board of Directors of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. 2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its outstanding common stock at a reverse stock split ratio ranging from any whole number between 1-for-2 and 1-for-50, subject to and as determined by the Board of Directors. The Board of Directors recommends you vote FOR the following proposals: NOTE: To transact any other business as may properly come before the meeting or any adjournments or postponements thereof. For Against Abstain ! !! CONTEXT THERAPEUTICS INC. CONTEXT THERAPEUTICS INC. 2001 MARKET STREET, SUITE 3915, UNIT#15 PHILADELPHIA, PENNSYLVANIA 19103 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CNTX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 30, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V01259-P87241 CONTEXT THERAPEUTICS INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 31, 2023 8:30 AM EDT The stockholder(s) hereby appoint(s) Martin Lehr and Jennifer Minai-Azary, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONTEXT THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on Wednesday, May 31, 2023, virtually at www.virtualshareholdermeeting.com/CNTX2023, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side